EXHIBIT 99.1

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of

Misys Holdings, Inc., a subsidiary of Misys plc)

Financial Statements

For the Years Ended May 31, 2007, 2006 and 2005

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

Index

May 31, 2007, 2006 and 2005

Report of Independent Auditors

To the Board of Directors of

Misys plc

In our opinion, the accompanying balance sheets and the related statements of operations, of parent’s net investment and of cash flows present fairly, in all material respects, the financial position of Misys Computerized Patient Record (the “Business”) (an operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc., a subsidiary of Misys plc) at May 31, 2007, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Business’ management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

August 20, 2007

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

Balance Sheets

May 31, 2007, 2006 and 2005

(in thousands of dollars)	2007	2006	2005
Assets
Current assets
Trade receivables, net of allowance for doubtful accounts of $1,003, $1,275, and $1,067 in
2007, 2006 and 2005, respectively	$7,391	$5,689	$6,988
Prepaid assets	1,731	271	414
Other current assets	5,353	6,062	5,530
Total current assets	14,475	12,022	12,932
Property and equipment, net	786	996	1,279
Capitalized software, net	5,098	6,160	5,308
Goodwill	20,292	20,292	20,292

Total assets	$40,651	$39,470	$39,811

Liabilities and Parent’s Net Investment
Current liabilities
Accounts payable	$1,533	$2,459	$3,250
Accrued expenses	2,926	4,799	3,658
Deferred revenue	6,975	3,538	2,289
Capital lease obligation, current	204	237	251

Total current liabilities	11,638	11,033	9,448
Capital lease obligation, non-current	255	447	664

Total liabilities	11,893	11,480	10,112
Commitments and contingencies (Note 8)
Parent’s net investment	28,758	27,990	29,699

Total liabilities and parent’s net investment	$40,651	$39,470	$39,811

The accompanying notes are an integral part of these financial statements.

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

Statements of Operations

Years Ended May 31, 2007, 2006 and 2005

(in thousands of dollars)	2007	2006	2005
Revenue
Software	$3,922	$3,710	$3,281
Hardware	445	1,108	659
Services	11,838	11,772	11,205
Maintenance	12,040	10,803	10,236

Total revenue	28,245	27,393	25,381

Cost of revenue
Cost of software	2,791	1,922	1,073
Cost of hardware	410	902	558
Cost of services	13,624	10,460	10,026
Cost of Maintenance	783	882	749

Total cost of revenue	17,608	14,166	12,406
Selling, general and administrative	9,782	13,584	13,341
Research and development	6,816	6,821	7,861

Total costs and expenses	34,206	34,571	33,608

Loss from operations	(5,961)	(7,178)	(8,227)
Interest expense	(1,702)	(1,731)	(1,503)

Net loss	$(7,663)	$(8,909)	$(9,730)

The accompanying notes are an integral part of these financial statements.

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

Statements of Parent’s Net Investment

Years Ended May 31, 2007, 2006 and 2005

(in thousands of dollars)
Parent’s net investment as of June 1, 2004	$20,397
Net loss	(9,730)
Change in parent’s net investment	18,610
Stock-based compensation	422
Foreign currency translation adjustment	—

Parent’s net investment as of June 1, 2005	29,699
Net loss	(8,909)
Change in parent’s net investment	6,922
Stock-based compensation	276
Foreign currency translation adjustment	2

Parent’s net investment as of May 31, 2006	27,990
Net loss	(7,663)
Change in parent’s net investment	8,295
Stock-based compensation	144
Foreign currency translation adjustment	(8)

Parent’s net investment as of May 31, 2007	$28,758

The accompanying notes are an integral part of these financial statements.

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

Statements of Cash Flows

Years Ended May 31, 2007, 2006 and 2005

(in thousands of dollars)	2007	2006	2005
Cash flows from operating activities
Net income	$(7,663)	$(8,909)	$(9,730)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,734	525	237
Amortization of capital lease assets	246	288	52
Non-cash stock compensation	144	276	422
Provision for doubtful accounts	409	508	468
Changes in operating assets and liabilities
Accounts receivable	(2,119)	789	1,514
Prepaid and other assets	(751)	(389)	(3,423)
Accounts payable	(925)	(788)	501
Accrued expenses	(1,873)	1,141	(3,675)
Deferred revenue	3,437	1,251	(653)

Net cash used in operating activities	(7,361)	(5,308)	(14,287)

Cash flows from investing activities
Capitalized software development costs	(672)	(1,326)	(4,057)
Purchase of property and equipment	(39)	(59)	(88)

Net cash used in investing activities	(711)	(1,385)	(4,145)

Cash flows from financing activities
Change in parent’s net investment	8,295	6,922	18,610
Payment of capital lease obligation	(223)	(229)	(178)

Net cash provided by financing activities	8,072	6,693	18,432

Net increase (decrease) in cash and cash equivalents	—	—	—
Cash and cash equivalents, beginning of period	—	—	—

Cash and cash equivalents, end of period	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

Notes to the Financial Statements

Years Ended May 31, 2007, 2006 and 2005

Description of Business

Misys Computerized Patient Record (the “Company” or the “Business”) is a provider of clinical information systems to hospitals, with customers located primarily in North America. The Business’ Computerized Patient Record information system is an enterprise-wide electronic patient health record solution.

The Business is headquartered in Raleigh, North Carolina and has operations in San Bernardino, California, New York, New York and Bangalore, India. In addition, the Business sells internationally, with most of its international customers in Canada.

The Business is part of Misys Hospital Systems, Inc., a wholly owned subsidiary of Misys Holdings, Inc., a wholly owned subsidiary of Misys plc. Although Misys Hospital Systems, Inc. is not owned by Misys Healthcare Systems, Inc., it has been under the general management of this division of Misys plc.

Basis of Presentation

These financial statements have been derived from the books and records of Misys Hospital Systems, Inc. The financial statements reflect the assets, liabilities, revenues and expenses that were directly related to the Business as it was operated within Misys Hospital Systems, Inc. General corporate expenses of Misys Hospital Systems, Inc. which were not directly related to the Business including certain corporate executives’ salaries, accounting and legal fees, departmental costs for accounting, finance, legal, IT, purchasing, marketing, human resources as well as other general overhead costs have been allocated to the Business. These allocations were based on a variety of factors, dependent upon the nature of the costs being allocated, including revenues and number of employees. Management believes these allocations were made on a reasonable basis; however, the financial statements included herein may not necessarily reflect the Business’ results of operations, financial position and cash flows in the future or what its results of operations, financial position and cash flows would have been had the Business operated as a stand-alone entity during the periods presented.

Parent’s net investment in the Business as shown in the balance sheets includes intercompany receivable and payable balances.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Changes in the facts or circumstances underlying these estimates could result in material changes and actual results could differ from these estimates.

Cash and Cash Equivalents

Cash equivalents are highly liquid investments that are readily convertible to known amounts of cash and have a maturity of three months or less from the time of purchase. Historically, Misys Hospital Systems, Inc. has managed cash and cash equivalents on a centralized basis. The Business does not have bank accounts or treasury functions independent from Misys Hospital Systems, Inc. Cash transactions associated with the Business are funded through Misys Hospital Systems, Inc. disbursements.

Accounts Receivable

Accounts receivable are stated at estimated net realizable value. The allowance is based on historical write-off experience and specific identification and account balances are charged off when the potential for recovery is considered remote.

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

Notes to the Financial Statements

Years Ended May 31, 2007, 2006 and 2005

Property and Equipment

Property and equipment is primarily comprised of computer equipment, office equipment, software, and leasehold improvements, which are recorded at cost. These assets are depreciated using the straight-line method over their estimated useful lives.

Expenditures for repairs and maintenance are charged to expense as incurred. The costs of major renewals and betterments are capitalized and depreciated over their estimated useful lives. Upon disposition, the asset and related accumulated depreciation accounts are relieved and any related gain or loss is credited or charged to operating expense. There were no gains or losses recorded for the years ended May 31, 2007, 2006, or 2005.

Capitalized Software Development Costs

Capitalized software development costs represent the costs associated with the internal development of the Company’s software products. The Company capitalizes internal software development costs subsequent to establishing technological feasibility of a software product. The Company expenses to research and development costs incurred before the establishment of technological feasibility and after the product is in general release. Amortization of such costs is recorded on a product basis based on the greater of the proportion of current year sales to total of current and estimated future sales for the product or the straight-line method over the remaining estimated useful life of the product. The Company continually evaluates the recoverability of capitalized software costs and will charge to expense any amounts that are deemed unrecoverable or for projects that it will abandon. Accumulated amortization for capitalized software assets totaled $2,326, $592 and $118 as of May 31, 2007, 2006 and 2005.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its property and equipment and other long-lived assets in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”). SFAS 144 requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and broadens the presentation of discontinued operations to include more disposal transactions. An impairment loss is recognized when the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to the assets or the business to which the assets relate. Impairment losses are measured as the amount by which the carrying value exceeds the fair value of the assets. No such impairments have been recognized in the years ended May 31, 2007, 2006 or 2005.

Asset Held under Capital Lease

Assets held under capital lease are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Amortization expense is computed using the straight-line method over the shorter of the estimated useful life of the assets or the period of the related lease.

Goodwill

Goodwill represents the excess of the purchase price of an acquired enterprise or assets over the fair value of the identifiable net assets acquired. The goodwill on the Company’s balance sheets reflects the goodwill recognized by Misys plc upon acquisition of the assets associated with the Computerized Patient Record business in 2003. Under SFAS No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized but is tested annually for impairment, or more frequently if events or changes in circumstances indicate that the assets might be impaired.

For goodwill, the impairment evaluation includes a comparison of the carrying value of the business unit (including goodwill) to that business unit’s fair value. If the business unit’s estimated fair value exceeds the business unit’s carrying value, no impairment of goodwill exists. If the fair value of the business unit does not exceed the unit’s carrying value, then an additional analysis is performed to allocate the fair value of the reporting unit to all of the assets and liabilities of that unit as if that unit had been acquired in a business combination. If the implied fair value of the reporting unit goodwill is less than the carrying value of the unit’s goodwill, an impairment charge is recorded for the difference. No impairment of goodwill resulted in 2007, 2006 or 2005.

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

Notes to the Financial Statements

Years Ended May 31, 2007, 2006 and 2005

Segment Reporting

The Company has determined that it did not have any separately reportable operating segments as of May 31, 2007, 2006 or 2005.

Revenue Recognition

Revenue represents the fair value of consideration received or receivable from clients for goods and services provided by the Business.

Revenue from system sales is recognized when a signed contract exists, the fee is fixed or determinable, delivery to a customer has occurred, and the collection of the resulting receivable is considered probable. In instances where a significant vendor obligation exists, revenue recognition is delayed until the obligation has been satisfied. No revenue is recognized for multiple deliveries or multiple element products if an element of the contract remains undelivered and is essential to the functionality of the elements already delivered. In multiple element arrangements, the total arrangement fee is allocated according to the fair value of each element using vendor-specific objective evidence. Vendor-specific objective evidence of fair value is determined using the price charged when the element is sold separately. In software arrangements in which fair value of all of the undelivered elements is known, but not of the delivered element, the residual method to record revenue is utilized in which the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is allocated to the delivered element and is recognized as revenue.

Revenue on certain larger contracts is recognized on a percentage of completion basis over the period from the commencement of performance on the contract to customer acceptance. The degree of completion of a contract is measured using the costs incurred to date or milestones reached, depending upon the nature of the individual contract and the most appropriate measure of the percentage of completion. Losses on contracts are recognized as soon as a loss is foreseen by reference to the estimated costs of completion.

Maintenance fees are recognized ratably over the period of the contract based on the vendor specific objective evidence of fair value.

Revenue from professional services, such as implementation, training and consultancy, is recognized as the services are performed based on the vendor specific objective evidence of fair value.

In accordance with Emerging Issues Task Force Issue Number 01-14, Income Statement Characterization of Reimbursements Received for “Out-of-Pocket” Expenses Incurred (“EITF 01-14”), the Company records reimbursements for out-of-pocket expenses incurred as service revenue in the statement of operations. These amounts totaled approximately $287, $336 and $265, for the years ended May 31, 2007, 2006 and 2005, respectively.

Foreign Currency Translation

The local currency is designated as the functional currency for the Business’ international operations. Accordingly, assets and liabilities are translated into US dollars at year-end exchange rates, and revenues and expenses are translated at weighted average exchange rates prevailing during the year. Currency translation adjustments from local functional currency countries resulting from fluctuations in exchange rates are recorded in Parent’s net investment in the Business. Other comprehensive income consists of net loss and foreign currency translations adjustments.

Income Taxes

The Company accounts for income taxes using the liability method, which requires the recognition of deferred tax assets or liabilities for the temporary differences between financial reporting and tax basis of the Company’s assets and liabilities and for

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

Notes to the Financial Statements

Years Ended May 31, 2007, 2006 and 2005

tax carryforwards at enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period in which the enactment date of the tax rate change occurs. In addition, valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company’s income taxes are calculated on a separate tax return basis, although the Company’s operations have historically been included in the U.S. federal and state returns of the U.S. Misys consolidated group of companies. On a separate company basis, the Company has incurred net operating losses from its inception, but these losses have been fully utilized in the Misys federal consolidated and state tax returns. As there is no formal tax sharing agreement, the Company has not been compensated for its net operating losses and therefore no benefit has been recorded for these losses.

Stock-Based Compensation

Effective June 1, 2006, the Company adopted the provisions of the SFAS No. 123(R), “Share-Based Payment” (“SFAS No. 123(R)”). SFAS No. 123(R) replaced SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), and superseded Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”). Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which is the vesting period. Prior to the adoption of SFAS No. 123R, the Company measured compensation expense for its employee stock-based compensation plans using the fair value method prescribed by SFAS No. 123. The adoption of SFAS No. 123(R) did not have a material impact on the Company’s financial statements.

Concentration of Credit Risk

At May 31, 2007, two customers comprised 31% and 10% of gross trade accounts receivable. At May 31, 2006, one customer comprised 35% of gross trade accounts receivable. At May 31, 2005, three customers comprised 41%, 10%, and 10% of gross trade accounts receivable.

For the year ended May 31, 2007, a single customer comprised 37% of the Company’s net revenues. For the year ended May 31, 2006, a single customer comprised 38% of the Company’s net revenues. For the year ended May 31, 2005, a single customer comprised 44% of the Company’s net revenues.

Fair Value of Financial Instruments

SFAS No. 107, Disclosure about Fair Value of Financial Instruments, requires that the Company disclose the fair value of its financial instruments when it is practical to estimate. The fair values of the Company’s accounts receivables and accounts payable approximate their carrying values because of their short-term nature.

Self Insurance

Misys Computerized Patient Record is self-insured for medical liabilities and certain health benefit options up to certain limits. The Company has umbrella policies in place above those limits. The provision for estimated medical claims includes estimates of the ultimate costs for reported claims and claims incurred but not reported.

Retirement Plan

The Company provides a retirement plan qualified under section 401(k) of the Internal Revenue Code (“IRC”) of 1986, as amended. Participants may elect to contribute a portion of their annual compensation, on a pre-tax basis, to the plan, after complying with certain limitations set by the IRC. All employees listed on the payroll records, other than leased employees, who have completed three months of service or have completed 1,000 hours of service are eligible to participate. The Company matches employee contributions at an amount equal to 100% of the elective employee contribution, excluding catch-up contributions, of up to 4% of the employees’ eligible compensation. In addition, the Company may make discretionary matching contributions, in excess of 4% of the employee compensation for the plan year, to the plan. Effective January 1,

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

Notes to the Financial Statements

Years Ended May 31, 2007, 2006 and 2005

2006, until further notice the Company may make discretionary matching contributions equal to 100% of the elective employee contribution, excluding catch-up contributions that exceed 4% of eligible employee compensation, up to 6% of eligible employee compensation. Prior to January 1, 2006, supplemental matching contributions were made to all eligible participants who had at least 1,000 hours of service and were employed on December 31, 2005. Total matching contributions to the plan for the years ended May 31, 2007, 2006 and 2005 were approximately $713, $936 and $1,073, respectively.

Research and Development Costs

The Company expenses research and development costs including salaries and related human resource costs, third-party contractor expenses, an allocation of facilities and depreciation expenses and other expenses in developing new products and upgrading and enhancing existing products. Research and development costs were $6,816, $6,821, and $7,861 for the years ended May 31, 2007, 2006 and 2005, respectively.

Compensated Absences

The Company’s employees earn personal time off at varying rates depending upon years of service. The maximum accrual that can be carried over from one calendar year to the next is 240 hours and is included in accrued expenses.

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 defines the threshold for recognizing tax return positions in the financial statements as “more likely than not” that the position is sustainable, based on its technical merits. FIN 48 also provides guidance on the measurement, classification and disclosure of tax return positions in the financial statements. FIN 48 is effective for the Company beginning in the first quarter of the Company’s fiscal year ending May 31, 2008. The Company is in the process of determining the effect, if any, the adoption of FIN 48 will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” The Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company believes the adoption of SFAS 157 will not have a material impact on its financial statements.

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

Notes to the Financial Statements

Years Ended May 31, 2007, 2006 and 2005

Property and Equipment

Property and equipment consist of the following as of May 31, 2007, 2006 and 2005:

(in thousands of dollars)	Useful Life (Years)	2007	2006	2005
Computer equipment	3	$1,786	$5,239	$5,231
Software	3	66	399	342
Leasehold improvements	see below	550	552	552
Office equipment	5	521	981	941

		2,923	7,171	7,066
Less accumulated depreciation and amortization		(2,137)	(6,175)	(5,787)

Property and equipment, net		$786	$996	$1,279

Leasehold improvements are depreciated over the lesser of the estimated useful life of the asset or the lease term, not to exceed 10 years. Depreciation expense was approximately $246, $339 and $171 for the years ended May 31, 2007, 2006 and 2005, respectively.

Capitalized Software Development Costs

The following table provides details of capitalized software development costs as of May 31, 2007, 2006 and 2005:

(in thousands of dollars)	2007	2006	2005
Beginning balance	$6,160	$5,308	$1,369
Additions	672	1,326	4,057
Amortization	(1,734)	(474)	(118)
Write down	—	—	—

Ending balance	5,098	6,160	5,308

Income Taxes

No provision for federal or state income taxes has been recorded as the Company has incurred net operating losses since inception.

The Company’s income taxes are calculated on a separate tax return basis, although the Company’s operations have historically been included in the U.S. federal and state returns of the U.S. Misys consolidated group of companies. On a separate company basis, the Company has incurred net operating losses from its inception, but these losses have been fully utilized in the Misys federal consolidated and state tax returns. As there is no formal tax sharing agreement, the Company has not been compensated for its net operating losses and therefore no benefit has been recorded for these losses.

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

Notes to the Financial Statements

Years Ended May 31, 2007, 2006 and 2005

Significant components of the Company’s deferred tax assets and liabilities as of May 31, 2007, 2006 and 2005 consist of the following:

(in thousands of dollars)	2007	2006	2005
Deferred tax assets
Net operating loss	$13,343	$10,011	$6,964
Allowance for doubtful accounts	218	352	223
Accrued liabilities	581	973	807
Stock-based compensation	312	258	156
Fixed assets	88	156	252
Other	—	22	11

Total deferred tax asset	14,542	11,772	8,413
Deferred tax liabilities
Prepaid expense	(75)	(106)	(49)
Capitalized software	(1,966)	(1,983)	(1,964)

Total deferred tax liabilities	(2,041)	(2,089)	(2,013)
Valuation allowance for deferred tax assets	(12,501)	(9,683)	(6,400)

Net deferred tax asset (liability)	$—	$—	$—

Taxes computed at the statutory Federal income tax rate of 34% are reconciled to the provision for income taxes as follows:

(in thousands of dollars)	2007	2006	2005
United States Federal tax at statutory rate	$(2,605)	$(3,029)	$(3,308)
State taxes (net of Federal benefit)	(228)	(267)	(292)
Other	15	13	15
Change in valuation reserve	2,818	3,283	3,585

Provision for income taxes	$—	$—	$—

At May 31, 2007, the Company provided a full valuation allowance against its net deferred tax assets since realization of these benefits could not be reasonably assured. At May 31, 2007, the Company had net operating loss carryforwards of $36,063.

Accrued Expenses

Accrued expenses are comprised of the following as of May 31, 2007, 2006 and 2005:

(in thousands of dollars)	2007	2006	2005
Accrued compensation and related items	$2,281	$3,677	$2,751
Accrued taxes and related items	270	372	260
Other accrued expenses	375	750	647

Total accrued expenses	$2,926	$4,799	$3,658

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

Notes to the Financial Statements

Years Ended May 31, 2007, 2006 and 2005

Commitments and Contingencies

The Company rents office space under several operating leases that expire through fiscal 2009. The Company also has leases for computer equipment, which are classified as capital leases. Capital lease assets and accumulated depreciation of capital lease assets totaled $1,412 and $800, respectively, as of May 31, 2007.

Future minimum lease payments under the capital lease and the non-cancelable operating leases as of May 31, 2007 are as follows:

(in thousands of dollars)	Capital Lease	Operating Lease
2008	$235	$561
2009	213	561
2010	55	353

	503	$1,475

Less amount representing interest	44
	459
Current portion of capital lease obligation	(204)

Capital lease obligation, net of current portion	$255

Rent expense related to operating leases for the years ended May 31, 2007, 2006 and 2005 was approximately $663, $850 and $807, respectively.

The Company is subject to legal proceedings and claims which have arisen in the ordinary course of business. The Company does not believe the amount of potential liability with respect to these actions will have a material adverse effect upon the Company’s financial position or results of operations.

Stock-Based Compensation

Misys plc operates several share based compensation plans. Periodically, and in accordance with the plans, Misys plc grants share options to employees of the Business. The number of shares authorized under these plans is 75,000,000. The fair value of these awards is recorded as compensation cost over the term of vesting period, which is generally three years. The maximum term of the awards is seven years. Compensation cost related to these awards totaled approximately $144, $276 and $422, for the years ended May 31, 2007, 2006 and 2005, respectively.

The fair value of each option grant was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions in 2007, 2006 and 2005: risk-free interest rate of 5.0%, 4.2% and 5.3%, respectively; an expected life of three years; volatility of 37%. 47%, and 82%, respectively; and a dividend yield of 3.2%, 3.3%, and 2.6%, respectively.

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

Notes to the Financial Statements

Years Ended May 31, 2007, 2006 and 2005

Additional information with respect to the plan activity related to the Business for the years ended May 31, 2007, 2006 and 2005 is summarized as follows:

	2007		2006		2005
(share amounts in thousands)	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price
Outstanding, beginning of year	574	$3.85	659	$4.08	409	$4.44
Granted	50	—	48	—	300	3.71
Canceled or expired	(232)	4.21	(133)	3.93	(50)	4.27
Outstanding, end of year	391	3.39	574	3.85	659	4.08

Options exercisable, end of year	269	$4.52	224	$4.35	74	$4.59

The weighted-average fair value of all options granted during 2007, 2006 and 2005 was $3.79, $3.81, and $1.74 per share, respectively. The weighted-average remaining contractual term of options outstanding is 4.93 years as of May 31, 2007. The total compensation cost related to nonvested awards not yet recognized as of May 31, 2007 is $438, and the weighted average period over which it will be recognized in 1.5 years. The aggregate intrinsic value of all options outstanding and all options exercisable at May 31, 2007 was $538 and $95, respectively.

The following table summarizes information about stock options outstanding and exercisable at May 31, 2007:

	Options Outstanding			Options Exercisable
Range of Exercise Price ($)	Number of Shares Outstanding	Weighted- Average Remaining Contractual Life (in Years)	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price
0 – 5.27	391	4.93	3.39	269	4.52

Related Party

Misys plc granted stock options and provided stock grants to employees of the Company. The cost of this stock-based compensation has been charged to the Company and is reflected in the financial statements as part of selling, general and administrative expenses in the amount of $144, $276 and $422, for the years ended May 31, 2007, 2006 and 2005, respectively.

The financial statements reflect interest expense on the Parent’s net investment, assuming a 6.0% interest rate on the average balance. Interest expense was approximately $1,702, $1,731, and $1,503, for the years ended May 31, 2007, 2006 and 2005, respectively.

During the year ended May 31, 2007, the business’ New York operation was moved to a facility where the master lease is held by Misys International Banking Systems Inc., an affiliate of Misys Holdings, Inc. Rent and operating expenses were charged to the business based on the proportion of total space occupied and are reflected in the accompanying financial statements as part of selling, general and administrative expenses in the amount of $333 for the year ended May 31, 2007.

Misys Computerized Patient Record

(An operating unit of Misys Hospital Systems, Inc., a subsidiary of Misys Holdings, Inc.,

a subsidiary of Misys plc)

Notes to the Financial Statements

Years Ended May 31, 2007, 2006 and 2005

Subsequent Event

Misys Hospital Systems, Inc. entered into an asset purchase agreement on July 22, 2007. Under the terms of the agreement, Misys Hospital Systems, Inc. agreed to sell certain net assets of Misys Computerized Patient Record business unit. The purchase price for this transaction is $33,000.